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                                                             Exhibit 99.B(a)(18)

                                     FORM OF

                     AMENDMENT NO. 14 TO TRUST INSTRUMENT OF
                          ING VARIABLE INSURANCE TRUST

    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                            EFFECTIVE: MARCH 30, 2005

     THIS AMENDMENT NO. 14 TO THE TRUST INSTRUMENT OF ING VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), dated July 15, 1999, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on March 30, 2005, with respect to ING GET U.S. Core Portfolio - Series 10, ING GET U.S. Core Portfolio - Series 11 and ING GET U.S. Core Portfolio - Series 12, three new series of the Trust acting pursuant to Article II, Section 2.6 and
Article XI, Section 11.8 of the Trust Instrument of the Trust. The resolution serves to establish and designate the series.

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                                     FORM OF

                          ING VARIABLE INSURANCE TRUST

                             SECRETARY'S CERTIFICATE

     I, Huey P. Falgout, Jr., Secretary of ING Variable Insurance Trust (the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on March 30, 2005 with regard to the designation of three new series of the Trust:

     RESOLVED, that pursuant to Article II, Section 2.6 and Article XI, Section
11.8 of the Trust Instrument, dated July 15, 1999, as amended (the "Trust Instrument") of ING Variable Insurance Trust ("IVIT"), the establishment of additional separate series designated as ING GET U.S. Core Portfolio - Series 10, ING GET U.S. Core Portfolio - Series 11 and ING GET U.S. Core Portfolio - Series 12 be, and each hereby is, approved and the officers of IVIT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver Amendments to the Trust Instrument to establish each series, to be effective on a date deemed appropriate by the officers of IVIT.


                                        /s/ Huey P. Falgout, Jr.
                                        ------------------------------------
                                        Huey P. Falgout, Jr.
                                        Secretary


Dated: March 30, 2005
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